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                                                                   Exhibit 10.17

                           ART TECHNOLOGY GROUP, INC.

                              AGREEMENT AND RELEASE

Agreement made as of the 1st day of July, 2001 (the "Effective Date"), by and between Art Technology Group, Inc., a Delaware corporation (the "Company") having a principal place of business located at 25 First Street, Cambridge, MA 02141, and Ann C. Brady ("Brady"), an individual residing at 16 Church Street, Westborough, Massachusetts 01581.

     Whereas Brady has been employed by the Company, most recently as its Vice President, Finance and Chief Financial Officer, and

     Whereas, Brady has resigned that position and has agreed to become Financial Advisor to the Company, both actions to be effective as of July 1, 2001;

     Whereas, Brady is party to a certain agreement, dated May 5, 1997, and entitled "Invention. Non-Disclosure and Non-Solicitation Agreement" (the "Proprietary Information Agreement); and

     Whereas, Brady's employment with the Company will terminate as of December 31, 2002;

     Now, therefore, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

     1. TASKS. From July 1, 2001 through December 31, 2002 (the "Employment Period"), Brady, in the capacity of Financial Advisor, shall perform the tasks listed in Attachment 1.

     2. PAYMENTS. In consideration for her performance of the tasks identified in Attachment 1, the Company will to pay to Brady as salary during the Employment Period the total sum of $100,000 (One Hundred Thousand Dollars) payable on a biweekly basis as follows: From July 1, 2001 through January 31, 2002, the Company shall pay to Brady the total sum of $60,000 (Sixty Thousand Dollars); from February 1, 2002 through July 31, 2002, the Company shall pay to Brady the total sum of $30,000 (Thirty Thousand Dollars); and from August 1 through December 31, 2002, the Company shall pay to Brady the total sum of $10,000 (Ten Thousand Dollars). Such payment shall be subject to applicable taxes, which shall remain the responsibility of the applicable party. Upon reasonable notice, Brady shall be available five (5) days per month, on average, to perform assignments from the Company.

     3. OTHER EMPLOYEE BENEFITS. Eligibility for health insurance, life insurance, disability, and 401(k) participation will continue during the Employment Period on the same terms and conditions as other Company employees. Eligibility for all other benefits including without limitation bonus plan and incentive plan shall cease as of July 1, 2001.

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     4. REIMBURSEMENT OF EXPENSES. The Company will reimburse Brady for expenses reasonably incurred (in accordance with the Company's expense reimbursement policy) in the performance of her duties within ten (10) business days of receipt of documentation for said expenses.

     5. COMPANY PROPERTY. The Company acknowledges and agrees that Brady may keep her Company-assigned personal computer, cellular telephone, and facsimile machine for the duration of the Employment Period and shall return such company property within 5 business days after the end of such period.

     6. STOCK OPTIONS. Brady's stock options shall continue to vest in accordance with applicable vesting schedules, which are attached hereto as Attachment 2. Vesting in Brady's stock options shall cease as of December 31, 2002. Brady shall not be eligible for any further stock option grants during the Employment Period. In the event of a buyout, merger, or other change in ownership during the 90-day period beginning on July 23, 2001, the Company shall offer Brady vesting of her stock options on the same terms and conditions as high level executives of the Company.

     7. OTHER EMPLOYMENT. Should Brady become a full-time employee of another company, all salary, vesting, and benefits described in paragraphs 2 through 4 above shall immediately cease. Notwithstanding the foregoing, until December 31, 2002 Brady may perform consulting services not to exceed 32 hours per week either individually or on behalf of another company, entity, or individual that does not compete, directly or indirectly, with the Company.

     8. DIRECTORS AND OFFICERS INSURANCE. The Company agrees and acknowledges that it will (a) continue to cover Brady under its Directors and Officers Insurance coverage for work performed during the Employment Period and (b) fully indemnify her for any and all liabilities related to duties performed on or behalf of the Company.

     9. RELEASE OF ALL CLAIMS. Except as expressly otherwise provided in this Agreement and except for any claims which arise because of breach of this Agreement by the Company, Brady hereby waives, releases and promises never to assert any and all claims that she has or might have against the Company and its subsidiaries, officers, directors, stockholders, affiliates, agents, attorneys, employees, successors or assigns, arising from or related to her employment with Company, the termination of such employment or, as applicable, her status as an officer or stockholder of the Company or any of its subsidiaries. The foregoing release as it applies to officers, directors and other individuals is intended to release such persons in all capacities, including individual and official. The released claims include, but are not limited to, claims arising under federal, state, and local statutory law, such as the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 and the laws of contract and tort.

     10. NO DISPARAGEMENT. Neither Brady nor the Company will do anything for the purpose of harming the business reputation, customer relations or employee

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or consultant relations of the other. Neither Brady nor the Company will make any negative, disparaging or derogatory remarks about the other.

     11. GENERAL. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions. No amendment or waiver of this Agreement or any of its provisions shall be binding upon the party against whom the enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver by that party of any subsequent breach of the same or any other provision of this Agreement by the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that it may not be assigned by Brady.

     This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating to any services that Brady has rendered to the Company or any of its subsidiaries, except for the Proprietary Information Agreement, and any rights and obligations pursuant to agreements pertaining to stock options referred to in paragraph 4. Notwithstanding the foregoing, the Company acknowledges and agrees that the at-will provision of the Proprietary Information Agreement, Paragraph 6 thereto, is superseded by this Agreement.

     This Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision shall be deemed invalid, that provision shall be ineffective to the extent that it is invalid, without invalidating the remainder of such provision or any other provision of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

     12. COMPANY BLACKOUT PERIODS. Brady acknowledges and agrees that as an employee in the Finance Department, she is subject to the restriction against trading during the Company's official blackout periods. Brady expressly agrees that she will not trade in the Company's stock at any time while in possession of material inside information related to the Company.

     13. NOTICES. Notices are valid under this Agreement if in writing, signed by the party providing the notice, and sent to the other party at the address listed above by registered, certified mail, or express mail, or by courier.

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     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

                              Art Technology Group, Inc.

/s/ Ann Brady
---------------------------   By: /s/ Jeet Singh
                              -------------------------------
    Ann Brady                  Jeet Singh
                               Chief Executive Officer


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                                                            Attachment 1

Definition of Duties:

o Transfer of knowledge: ATG financial history, specifics of investor relations, culture, finance organization and staff
o Advisor/mentor of staff
o Financial planning and modeling
o Assist in budgeting, forecasting, development and implementation of ongoing strategic financial plan